Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57273 and 333-74470) pertaining to the Andrew Profit Sharing Trust of Andrew Corporation of our report dated February 16, 2007, with respect to the financial statements and schedule of the Andrew Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended September 30, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois

March 27, 2007